Exhibit 99.1

March 24, 2022510 Burrard St, 3rd Floor

Vancouver BC, V6C 3B9 www.computershare.com

To: All Canadian Securities Regulatory Authorities

NASDAQ Exchange

Subject: VILLAGE FARMS INTERNATIONAL, INC.

Dear Sir/Madam:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Annual General and Special Meeting
Record Date for Notice of Meeting :	April 19, 2022
Record Date for Voting (if applicable) :	April 19, 2022
Beneficial Ownership Determination Date :	April 19, 2022
Meeting Date :	May 24, 2022
Meeting Location (if available) :	Virtual Meeting
Issuer sending proxy related materials directly to NOBO:	No
Issuer paying for delivery to OBO:	Yes
Notice and Access (NAA) Requirements:
NAA for Beneficial Holders	No
NAA for Registered Holders	No

Voting Security Details:

Description	CUSIP Number	ISIN
COMMON SHARES	92707Y108	CA92707Y1088

Sincerely,

Computershare

Agent for VILLAGE FARMS INTERNATIONAL, INC.